EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Luke E. Fichthorn III, Chairman & Chief Executive Officer, certifiy that this annual report of Bairnco Corporation on form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this annual report of Bairnco Corporation on form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bairnco Corporation for the year ended December 31, 2003.

/s/ Luke E. Fichthorn, III_

Luke E. Fichthorn, III

Chairman &

Chief Executive Officer

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